EXHIBIT 10.7

ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (this “Agreement”) is executed on September 21, 2023 (the “Effective Date”), by and among Scilex Holding Company (“Scilex”), Oramed Pharmaceuticals Inc. (“Oramed”), Sorrento Therapeutics, Inc. (“Sorrento”), and Scintilla Pharmaceuticals, Inc. (together with Sorrento, the “Debtors”).

W I T N E S S E T H:

WHEREAS, on February 13, 2023, the Debtors commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ Chapter 11 proceedings are jointly administered under the caption In re Sorrento Therapeutics, Inc., et al., Case Number 23-90085 (DRJ) (the “Chapter 11 Cases”);

WHEREAS, the Debtors have been conducting a marketing process for the sale or disposition of all or any portion of the Debtors’ assets under section 363 of the Bankruptcy Code, including (x) the Debtors’ equity interests in its non-debtor subsidiaries, including, but not limited to, Scilex and (y) the Debtors’ other assets;

WHEREAS, Oramed agreed, and after a hearing before the Bankruptcy Court on August 7, 2023, the Bankruptcy Court approved, pursuant to that certain Senior Secured, Super-Priority Debtor-In-Possession Loan and Security Agreement (the “DIP Loan Agreement”) entered into on August 9, 2023, to provide a non-amortizing super-priority senior secured debtor-in-possession term loan facility (the “Senior DIP Facility”) in an aggregate principal amount of $100,000,000, which amount was subsequently drawn in full by the Debtors. As of the Effective Date, the aggregate outstanding Obligations under the Senior DIP Facility is $101,875,000, comprised of $100,000,000 principal, $875,000 accrued and unpaid interest and $1,000,000 fees and expenses payable under the Senior DIP Facility (the “DIP Facility Obligations”); capitalized terms used herein but otherwise defined shall have the meanings so defined in the DIP Loan Agreement;

WHEREAS, on September 11, 2023, Scilex, Oramed and Sorrento executed non-binding term sheets relating to, among other things, the Securities Transfer (as defined below) (the “Securities Transfer Term Sheet”) (which the official committee of unsecured creditors and the official committee of equity security holders in the Chapter 11 Cases have each signed as “Consenting Parties” thereto) and the Note Documents (as defined below) (the “Note Term Sheet” and together with the Securities Transfer Term Sheet, the “Scilex Term Sheets”). The Scilex Term Sheets are subject to entry into definitive documentation relating thereto. The transactions contemplated by the Scilex Term Sheets are expected to close on or about September 19, 2023;

WHEREAS, after a hearing before the Bankruptcy Court on September 12, 2023, the Bankruptcy Court approved, among other things, the Scilex Term Sheets and entered the Order (I) Approving Sale of Scilex Stock to Scilex Holdings Company Free and Clear of All Liens, Claims, Interests, and Encumbrances, (II) Conditionally Vacating the Oramed Sale Order, and (III) Granting Related Relief [Docket No. 1316] (the “Scilex Sale Order”);

WHEREAS, pursuant to the Securities Transfer Term Sheet, the parties to the Securities Transfer Term Sheet agreed that Scilex would acquire all of the Scilex Common Shares owned by Sorrento (other than Scilex Common Shares held in abeyance by Sorrento on behalf of certain warrantholders of Sorrento) (the “Common Transfer Shares”), (ii) all of the Scilex Preferred Shares owned by Sorrento (the “Preferred Transfer Shares”) and (iii) all of the warrants for the purchase of shares of Scilex common stock owned by Sorrento (the “Transfer Warrants”, and together with the Common Transfer Shares and the Preferred Transfer Shares, the “Transfer Securities”) (collectively, the “Securities Transfer”) for an aggregate consideration of $110 million, payable (i) by means of Scilex’s assumption of the Debtors’ DIP Facility Obligations (the “Senior DIP Assumption”), and (ii) by such other consideration as set forth in the Securities Transfer Term Sheet;

WHEREAS, in connection with the Senior DIP Assumption, Scilex and Oramed will enter into certain note documents, including, without limitation, a securities purchase agreement (the “Securities Purchase Agreement”), senior secured promissory note and certain security documents (together with the Securities Purchase Agreement, the “Note Documents”), which will amend and restate in their entirety the Loan Documents; and

WHEREAS, in connection with this Agreement and the Note Documents, contemporaneously with this Agreement, Sorrento and Oramed have entered into that certain Mutual Termination and Release Agreement in respect of that certain Stock Purchase Agreement, dated as of August 7, 2023 (the “SPA Termination”), by and between Sorrento and Oramed.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Representations by the Debtors and Oramed. The Debtors and Oramed each hereby represents and warrants that (i) as of the Effective Date, the aggregate outstanding amount of all Obligations under DIP Loan Agreement and all other Loan Documents is $101,875,000, comprised of $100,000,000 principal, $875,000 accrued and unpaid interest and $1,000,000 fees and expenses payable under the DIP Loan Agreement and all other Loan Documents, and (ii) there are no offsets, counterclaims or defenses against the repayment of the DIP Facility Obligations as of the Effective Date.

2. Senior DIP Assumption. Effective upon execution and delivery of the Note Documents and the SPA Termination by the parties thereto:

(a) the Debtors hereby irrevocably assign and transfer to Scilex all of their rights, title and interests and duties, liabilities and obligations under the DIP Loan Agreement and the other Loan Documents;

(b) Scilex hereby irrevocably and unconditionally accepts such assignment and assumes such rights, title and interests and assumes such duties, liabilities and obligations from the Debtors, including without limitation, any claims, liabilities or obligations arising from any failure of the Debtors to perform any of their covenants, agreements, commitments and/or obligations to be performed prior to the date hereof under the DIP Loan Agreement and the other Loan Documents; provided, however, that such indebtedness shall be governed by the Note Documents, which amend, restate and replace in their entirety the DIP Loan Agreement and the other Loan Documents;

(c) Oramed consents to the assignment and assumption described in Sections 2(a) and 2(b);

(d) the parties hereto hereby agree that the Note Documents shall amend, restate and replace in their entirety the DIP Loan Agreement and the other Loan Documents; and

(e) the facility evidenced by the Note Documents shall not constitute a debtor-in-possession credit facility in the Chapter 11 Cases.

3. Releases. Effective upon execution and delivery of the Note Documents and the SPA Termination by the parties thereto, but without further action on the part of any party:

(a) Release of Debtors. Oramed hereby releases and discharges the Debtors from any and all obligations and liabilities arising with respect to or relating to the DIP Loan Agreement and the other Loan Documents and agrees that the Obligations of the Debtors thereunder shall be automatically terminated and the Debtors shall be forever released and discharged and (b) any and all security interests, pledges, liens and other interests in favor of Oramed in the Debtor’s assets shall be forever released and discharged. Oramed hereby agrees that it shall promptly execute and deliver such additional documents and shall provide additional information as the Debtors may deem necessary or reasonably appropriate in order to evidence or otherwise give public notice of this release.

(b) Mutual Release. Without limiting the foregoing, Oramed, Scilex, and the Debtors agree to the mutual releases in accordance with, and to the fullest extent set forth in the Scilex Sale Order.

(c) Waiver of Section 1542. All parties providing releases pursuant to this Agreement expressly and voluntarily waive Section 1542 of the California Civil Code, or any similar, comparable or equivalent provision of the statutory or non-statutory law of California or any other jurisdiction, and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, if any. Section 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

4. Authority; Valid Existence. Each of the parties hereto represents and warrants to each other party hereto that: (i) it has duly executed and delivered this Agreement and it has all requisite corporate power and authority to execute, and deliver and perform its obligations under, this Agreement; (ii) its entrance into this Agreement has been duly authorized by all necessary corporate action on the part of such party, and; (iii) this Agreement constitutes the legal, valid, and binding obligation of such party, enforceable against it such party accordance with its terms; and (iv) it is duly organized and validly existing under the laws of Delaware.

5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, with respect to the Debtors, any trustee or other estate representative appointed in the Chapter 11 Cases or any successor case (including any cases under Chapter 7 of the Bankruptcy Code).

6. Severability. In the event that any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not, in any way, be affected or impaired.

7. Amendments. This Agreement may be modified with (and only with) the written consent of the each of the parties hereto.

8. Governing Law; Waiver of Jury Trial. This Agreement shall be construed, interpreted and enforced under and pursuant to the laws of the State of New York, without regard to principles of conflict of laws. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the United States Bankruptcy Court for the Southern District of Texas, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such court in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding; provided, however, that, if the Bankruptcy Case is closed, any action, claim, suit or proceeding arising out of, based upon, or relating to this Agreement or the transactions contemplated herby shall be heard and determined exclusively in any state or federal court located in New York County, New York. Each party agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any other document related hereto. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Counterparts; Electronic Transmission. This Agreement may be executed with counterpart signature pages or in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterpart signature pages or counterparts of this Agreement may be executed and delivered by electronic means (including in .pdf format sent by electronic mail) and other electronic signatures, and the receiving party may rely on the receipt of such document so executed and delivered by electronic means as if the original had been received.

10. Valuation.

(a) For purposes of this Agreement, “Warrants” means, collectively: (i) the warrant to purchase common stock (and any other class of securities into which such securities may hereafter be reclassified or changed) of Scilex, par value $0.0001 per share (“Common Stock”), delivered to Oramed on the Effective Date, which warrant shall have an exercise price of $0.01 per share of Common Stock issuable upon exercise thereof, and be exercisable for 4,500,000 shares of Common Stock; (ii) the warrants to purchase Common Stock delivered to Oramed on the Effective Date, which warrants shall have an exercise price of $0.01 per share of Common Stock issuable upon exercise thereof, and be exercisable for an aggregate number of up to 8,500,000 shares of Common Stock; and (iii) the warrant to purchase Common Stock transferred to Oramed on the Effective Date, which warrant has an exercise price of $11.50 per share of Common Stock issuable upon exercise thereof, and is exercisable for 4,000,000 shares of Common Stock.

(b) Within twenty (20) Business Days (as that term is defined in the Securities Purchase Agreement) after the Effective Date, Oramed will prepare and deliver to the Debtors and Scilex a preliminary valuation statement (the “Proposed Valuation Statement”) setting forth its calculation of the valuation of the Warrants. Each of the Debtors and Scilex shall have ten (10) Business Days thereafter to dispute such Proposed Valuation Statement, with any failure to dispute during this time deemed an acceptance of such Proposed Valuation Statement as a “Final Valuation Statement.” In the event of any dispute regarding the Proposed Valuation Statement, Oramed, the Debtors and Scilex shall negotiate in good faith to resolve such dispute; provided, however, that if such parties are unable to resolve any such dispute within fifteen (15) Business Days after a notification of dispute to Oramed, the parties shall use reasonable discretion to select a nationally-recognized expert in valuing assets of this type (with each of Oramed, the Debtors and Scilex bearing one-third of the associated fees and expenses). The selected expert resolution will be the Final Valuation Statement and shall be deemed final and binding as to each of Oramed, the Debtors and Scilex. Except as specifically required pursuant to a final “determination” within the meaning of Section 1313(a) of the Code, the parties shall report and file Tax Returns in all respects and for all purposes in a manner consistent with the Final Valuation Statement, and shall not take any position before any Governmental Authority that is in any way inconsistent with the Final Valuation Statement.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK;

SIGNATURE PAGES FOLLOWS

IN WITNESS WHEREOF, Scilex, Oramed and the Debtors, by their respective duly authorized representatives, have executed and delivered this Agreement as of the day and year first above written.

SCILEX HOLDING COMPANY, a Delaware corporation

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

[Signature pages continue]

[Signature Page to Senior DIP Assignment, Assumption and Release Agreement]

ORAMED PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ Nadav Kirson
Name: Nadav Kiron
Title: Chief Executive Officer

[Signature pages continue]

[Signature Page to Senior DIP Assignment, Assumption and Release Agreement]

SORRENTO THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Moshin Y. Meghji
Name: Mohsin Y. Meghji Title: Chief Restructuring Officer

SCINTILLA PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Moshin Y. Meghji
Name: Mohsin Y. Meghji Title: Chief Restructuring Officer

[Signature Page to Senior DIP Assignment, Assumption and Release Agreement]